                                                                   Exhibit 23.1

                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Selected Historical Financial Data" and "Experts" in the Registration Statement (Form S-4) and related Prospectus of SmartForce Public Limited Company for the registration of 10,827,574 ordinary shares, and to the incorporation by reference therein of our report dated January 16, 2002 with respect to the consolidated financial statements included in its Annual Report (Form 10-K), for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Ernst & Young

/s/  ERNST & YOUNG

Dublin, Ireland
March 22, 2002